LETTER OF RESIGNATION

Date: Oct 15, 2025

From:
Name: Youyang (John) Cheng
Nationality: USA
Email: youyang2054@yahoo.com

To:Summit Networks Inc.

Please accept this letter as I am leaving my position as an independent director of Summit Networks Inc.

The reason for applying for resignation is that the service expires. Voluntarily and without any dispute.

If help needed during this transition, please let me know.

Sincerely,

____

Youyang(John)Cheng